UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submissions of Matters to Vote of Security Holders.

The 2011 annual meeting of the stockholders of Federal-Mogul Corporation (the “Company” or “Federal-Mogul”) was held on May 25, 2011. Matters voted on at the annual meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

The nominees for election to the Board of Directors were elected until the 2012 annual meeting of stockholders or until their respective successors have been qualified. The election of each director was approved as follows:

Name	For	Withheld
Carl C. Icahn	87,635,063	7,239,806
José Maria Alapont	86,844,792	8,030,077
George Feldenkreis	85,700,915	9,173,954
Vincent J. Intrieri	86,600,021	8,274,848
J. Michael Laisure	93,730,721	1,144,148
Samuel J. Merksamer	87,687,313	7,187,556
Daniel A. Ninivaggi	86,269,134	8,605,735
David S. Schechter	87,307,174	7,567,695
Neil S. Subin	85,701,057	9,173,812
James H. Vandenberghe	93,662,764	1,212,105

Proposal No. 2: An advisory, non-binding vote on executive compensation.

The proposal to approve, on an advisory basis, the compensation of Federal-Mogul Corporation’s named executive officers as disclosed in the Federal-Mogul Corporation Proxy Statement was approved as follows:

For	Against	Abstain
92,556,344	437,973	1,880,552

Proposal No. 3: To recommend, by an advisory, non-binding vote, the frequency of executive compensation votes.

The proposal to approve a voting frequency of “EVERY YEAR” as the frequency with which stockholders provide an advisory vote on the executive compensation of Federal-Mogul Corporation’s named executive officers, was approved as follows:

1 Year	2 Years	3 Years	Abstain
91,858,686	99,598	1,062,741	1,853,844

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: May 31, 2011		/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary